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                                                                     EXHIBIT 4.2

FORM BCA-10-30
(Rev. Jan. 1999)                  ARTICLES OF AMENDMENT
                                                         File #
Jesse White                                             ------------------------
Secretary of State
Department of Business Services                           SUBMIT IN DUPLICATE
Springfield, IL 62756
Telephone (217) 782-1832                                ------------------------
                                                         THIS SPACE FOR USE BY
                                                           SECRETARY OF STATE

Remit payment in check or money                          Date
order, payable to "Secretary of State."                  Franchise Tax    $
                                                         Filing Fee*      $25.00
The filing fee for restated articles of                  Penalty          $
amendment - $100. 00                                     Approved:
http://www.sos.state.il.us


1.   CORPORATE NAME:  CDW Computer Centers, Inc.
                                                                        (Note 1)
2.   MANNER OF ADOPTION OF AMENDMENT:

          The following amendment of the Articles of Incorporation was adopted on May 24, 2000, in the manner indicated below. ("X" one box only)


     - By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)

     - By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares, as of the time of adoption of this amendment;
                                                                        (Note 2)

     - By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)

     X By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)

     - By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
          Section 7.10;
                                                                   (Notes 4 & 5)

     - By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)

3.   TEXT OF AMENDMENT:

     a. When amendments effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
          Article I:  The name of the corporation is:

     ---------------------------------------------------------------------------
                                   (NEW NAME)


                 All changes other than name, include on page 2
                                     (over)
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                                TEXT OF AMENDMENT

     b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)



          The number of authorized shares of stock shall be increased to 505,000,000 (Five Hundred Five Million), 500,000,000 (Five Hundred Million) of which shall be classified as common stock, and 5,000,000 (Five Million) of which shall be classified as preferred stock.





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4.   The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
     (if not applicable, insert "No change")

     No change.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert "No changes")

     No change.

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

     No change.
                                          Before Amendment     After Amendment

                      Paid-in Capital     $                    $
                                           ---------------      ----------------


    (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms under penalties of perjury, that the facts stated herein are true.

     Dated: May 24, 2000                                           CDW Computer Centers, Inc.
            ------------                                           --------------------------
                                                                    (Exact Name of Corporation at date of execution)
     attested by    /s/ Harry J. Harczak, Jr.                      by /s/ Gregory C. Zeman
                 -------------------------------                      --------------------
                 (Signature of Secretary or Assistant Secretary)      (Signature of President or Vice President)
                   Harry J. Harczak, Jr., Secretary                    Gregory C. Zeman, President
                 -------------------------------------             ------------------------------------
                     (Type or Print Name and Title)                    (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

     Dated                         ,
          ------------------------- ------
                 (Month & Day)      (Year)

     -------------------------------------   -----------------------------------

     -------------------------------------   -----------------------------------

     -------------------------------------   -----------------------------------

     -------------------------------------   -----------------------------------


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                             NOTES AND INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before and directors have been named or elected.
                                                                 (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:
          (a) to remove the names and addresses of directors named in the articles of incorporation;
          (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant Section 5.10 is also filed;
          (c) to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series, of shares is adversely affected.
          (d) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
          (e) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", o the abbreviation "corp.", "inc. , co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
          (f) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05,
          (g)  to restate the articles of incorporation as currently amended.
                                                                 (Section 10.15)


NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

          Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent in writing, without a meeting.

          To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

          The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.
                                                                 (Section 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the
          amendment.                                     (Sections 7.10 & 10.20)






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